UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2008

GOAMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-29359	22-3693371

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 HACKENSACK AVENUE, HACKENSACK, NJ 07601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (201) 996-1717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        General.

        As previously announced, on January 10, 2008, GoAmerica, Inc. (“GoAmerica” or the “Company”) closed its transactions with Clearlake Capital Group (“Clearlake”), MCI Communications Services, Inc. (“Verizon”), and Hands On. In sum:

•	The Company raised $125 million of equity and debt financing; $15 million of which is in the form of an unfunded credit facility.
•	The Company closed an asset purchase of the Verizon Telecommunications Relay Services (“TRS”) division, a leading provider of relay services.
•	The Company completed a merger with Hands On Video Relay Services (“Hands On”), a California-based provider of video relay and interpreting services.

The following documents were executed in connection with the closings, copies of which are filed as exhibits to this Current Report on Form 8-K:

        First Lien Credit Facilities.

        On January 10, 2008, GoAmerica, Inc. entered into a Credit Agreement (the “First Lien Credit Agreement”), dated as January 10, 2008 (the “Closing Date”), by and among GoAmerica, as borrower, the lenders from time to time party thereto, the letter of credit issuers from time to time party thereto, Churchill Financial LLC, as administrative agent (the “First Lien Administrative Agent”), and Ableco Finance LLC, as collateral agent (the “Collateral Agent”). The First Lien Credit Agreement provides for term loans of $40,000,000, all of which was borrowed on the Closing Date, and revolving loan availability of up to $15,000,000, none of which was borrowed on the Closing Date. The maturity date of the term loans is January 10, 2014, and the maturity date for revolving loans made from time to time is January 10, 2013. GoAmerica is required to make quarterly repayments of principal on the term loans in the amount of $100,000 per quarter. Mandatory prepayments are also required to be made in the case of certain events, including asset sales, a portion of excess cash flow, proceeds from debt issuances and extraordinary receipts. Voluntary prepayments of principal of the term loans are subject to a prepayment penalty, expressed as a percentage of the principal amount so prepaid, of 2% from the Closing Date through but not including the first anniversary of the Closing Date, and 1% from the first anniversary of the Closing Date through but not including the second anniversary of the Closing Date. Mandatory prepayments are generally not subject to the payment of penalties except in the case of debt issuances, where the principal amount of term loans so prepaid is treated as though they were voluntary prepayments.

        The First Lien Credit Agreement contains affirmative and restrictive covenants that require GoAmerica and its subsidiaries to take or refrain from taking certain actions, including, among other things, the obligation to provide certain financial and other information and limitations on its ability to incur debt, make investments, pay dividends, change the nature of its business, engage in affiliate transactions, or sell assets. In addition, GoAmerica must comply with financial covenants for maximum consolidated leverage, maximum amounts of capital expenditures, minimum amount of net revenue, having reserves on its books relating to the earnout provisions under the Asset Purchase Agreement, dated August 1, 2007, by and between Verizon and GoAmerica Relay Services Corp., as amended by Amendment No. 1 thereto, dated as of November 21, 2007 and Amendment No. 2 thereto, dated as of January 1, 2008, and certain amounts of revolver availability or cash and cash equivalents subject to control agreements in favor of the Collateral Agent.

        Interest on the loans under the First Lien Credit Agreement is at variable rates which can be linked to LIBOR plus the applicable margin, or at a “base rate” of the higher of the U.S. prime rate quoted by The Wall Street Journal and the Federal Funds Rate plus 0.5% per annum, plus the applicable margin. The interest rate increases by 2% in the case of an event of default. The applicable margin is determined as follows:

        (i) during the period commencing on the Closing Date and ending on the next date of determination after the fiscal quarter ending September 30, 2008, the percentage set forth in the applicable column opposite Level I in the table set forth in clause (ii) below and (ii) thereafter, as of each date of determination (and until the next such date of determination), a percentage equal to the percentage set forth below in the applicable column opposite the level corresponding to the Consolidated Senior Leverage Ratio (as defined below) in effect as of the last day of the most recently ended quarter:

LEVEL	CONSOLIDATED SENIOR LEVERAGE RATIO	BASE RATE LOANS	LIBOR RATE LOANS

I	Greater than or equal to 3.0 to 1	4.00	5.00

II	Greater than or equal to 2.00 to 1 and less than 3.00 to 1	3.50	4.50

III	Less than 2.00 to 1	3.25	4.25

        The “Consolidated Senior Leverage Ratio” is the ratio of the loans under the First Lien Credit Agreement on a day to consolidated EBITDA (as defined in the First Lien Credit Agreement) for the last period of four consecutive quarters ending on or before such date (other than for the period ended September 30, 2008, then it is calculated using consolidated EBITDA for the three quarter period then ended multiplied by 4/3).

        In accordance with the Guaranty and Security Agreement entered into by GoAmerica, its subsidiaries, and the Collateral Agent on the Closing Date, the obligations of GoAmerica under the First Lien Credit Agreement are guaranteed by the subsidiaries of GoAmerica, and such obligations and guarantees (the “First Lien Obligations”) are secured by all of the assets of GoAmerica and its subsidiaries, in each case, subject to certain exceptions and limitations.

        Second Lien Credit Facilities and Intercreditor Agreement.

        Concurrently with entering into the First Lien Credit Agreement, GoAmerica entered into the Second Lien Credit Agreement (the “Second Lien Credit Agreement”), dated as of the Closing Date, among GoAmerica, as borrower, the lenders from time to time party thereto, and Clearlake Capital Group, L.P., as administrative agent (the “Second Lien Agent”). The Second Lien Credit Agreement provides for term loans of $30,000,000, all of which was borrowed on the Closing Date. The maturity date of the loans is July 10, 2014, and there are no scheduled amortization payments. Mandatory prepayments are required to be made in the case of certain events, including asset sales, a portion of excess cash flow, proceeds from debt issuances and extraordinary receipts. Voluntary prepayments of principal of the loans are subject to a prepayment penalty, expressed as a percentage of the principal amount so prepaid, of 2% from the Closing Date through but not including the first anniversary of the Closing Date, and 1% from the first anniversary of the Closing Date through but not including the fourth anniversary of the Closing Date. Mandatory prepayments are generally not subject to the payment of penalties except in the case of debt issuances, where the principal amount of loans so prepaid is treated as though they were voluntary prepayments. The affirmative, negative and financial covenants in the Second Lien Credit Agreement are substantially similar to those set forth in the First Lien Credit Agreement, except that in certain circumstances they are less restrictive than those set forth in the First Lien Credit Agreement. Loans under the Second Lien Credit Agreement bear interest at LIBOR plus 9% per annum, which rate increases by 2% in the case of an event of default.

        In accordance with the Second Guaranty and Security Agreement entered into by GoAmerica, its subsidiaries, and the Second Lien Agent on the Closing Date, the obligations of GoAmerica under the Second Lien Credit Agreement are guaranteed by the subsidiaries of GoAmerica, and such obligations and guarantees (the “Second Lien Obligations”) are secured by all of the assets of GoAmerica and its subsidiaries, in each case, subject to certain exceptions and limitations, and subject to the Intercreditor Agreement (referred to below).

        The Intercreditor Agreement, dated as of the Closing Date, by and among the First Lien Administrative Agent, the Collateral Agent and the Second Lien Agent (the “Intercreditor Agreement”), provides for and governs, among other things, the relative priorities among the secured parties under the First Lien Obligations and the Second Lien Obligations. GoAmerica and its subsidiaries acknowledged the Intercreditor Agreement but are not parties thereto.

        Amended and Restated Investor Rights Agreement.

        On the Closing Date, GoAmerica, certain Clearlake entities and certain former shareholders of Hands On entered into an Amended and Restated Investor Rights Agreement (the “Amended Investor Rights Agreement”). The Amended Investor Rights Agreement, which supersedes the investor rights agreement executed on August 1, 2007, continues to provide the holders of the Series A Preferred Stock with demand and piggyback registration rights. The Amended Investor Rights Agreement (1) provides Clearlake with certain information rights and (2) provides that if any holder of shares of Series A Preferred Stock intends to transfer its shares of Series A Preferred Stock to anyone besides an affiliate of such holder, Clearlake or its affiliates, then all of such holder’s shares of Series A Preferred Stock would be required to be converted into common stock prior to such transfer. In addition, if Clearlake intends to transfer its shares of Series A Preferred Stock to any non-affiliate of Clearlake, then all outstanding share of Series A Preferred Stock held by all holders of Series A Preferred Stock would be required to convert into shares of common stock.

Item 2.01 Completion of Acquisition or Disposition of Assets

        As described above under Item 1.01, on January 10, 2008, the Company acquired the assets of the Verizon Telecommunications Relay Services (“TRS”) division. The Company paid $44 million on the Closing Date, and had previously paid an aggregate of $2 million as deposits. The asset purchase agreement contains earn-out provisions under which the Company may be required to pay up to an additional $8 million in certain circumstances.

        On the same date, the Company closed its merger agreement with Hands On. The Company issued a total of 6,700,000 shares of common stock and paid approximately $35 million in cash in connection with the closing of the merger.

        The Company also issued a total of 7,446,809 shares of Series A Preferred Stock to Clearlake at a price of $5.17 per share in connection with the closing under the Amended and Restated Series A Preferred Stock Purchase Agreement, as amended.

        See Item 3.02 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        See Item 1.01 above.

Item 3.02 Unregistered Sale of Equity Securities.

        See Item 1.01 above. On January 10, 2008, pursuant to an Amended and Restated Stock Purchase Agreement, dated September 12, 2007, as amended, GoAmerica issued a total of 7,446,809 shares of Series A Preferred Stock to Clearlake and related entities at a price of $5.17 per share. On the same date, the Company issued 6,700,000 shares of common stock to the former shareholders of Hands On upon the closing of the Hands On merger. All of these shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. GoAmerica relied on various representations of the investors concerning investment intent and sophistication in agreeing to issue the shares. Clearlake received certain registration and other rights with respect to such shares of Series A Preferred Stock. See Item 1.01 for a description of the Amended and Restated Investor Rights Agreement. Certain former stockholders of Hands On have registration rights with respect to the common stock issued to them in the merger pursuant to a Lock-up and Registration Rights Agreement, dated January 10, 2008, among GoAmerica and certain former stockholders of Hands On who are now stockholders of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        Upon the closings described above, the following occurred:

        I. Board Composition. Sue Decker, Joseph Korb, Janice Dehesh and David Lyons submitted their resignations from GoAmerica’s board of directors, Steven C. Chang, a designee of Clearlake, was appointed to GoAmerica’s board of directors and Steven Eskenazi, Bill McDonagh and Edmond Routhier (designees of Hands On) were appointed to GoAmerica’s board of directors. Accordingly, GoAmerica’s board of directors currently consists of Aaron Dobrinsky, Daniel R. Luis, King Lee, Behdad Eghbali, Steven C. Chang, Steven Eskenazi, Bill McDonagh and Edmond Routhier. All directors will serve until the next annual meeting and until their successors are duly elected and qualified. As noted in Item 5.03 below, pursuant to the filing of the Company’s Amended and Restated Certificate of Incorporation, GoAmerica no longer has a staggered board.

        II. Committee Composition. The composition of various board committees was revised such that (i) Behdad Eghbali, Steven C. Chang and Steven Eskenazi are the members of the Company’s Compensation Committee, with Mr. Eghbali serving as Chairman of such Committee, (ii) Bill M. McDonagh, Steven Eskenazi and King Lee are the members of the Company’s Audit Committee, with Mr. McDonagh serving as Chairman of such Committee, and (iii) Steven C. Chang, Aaron Dobrinsky and Bill M. McDonagh are the members of the Company’s Nominating Committee, with Mr. Chang serving as Chairman of such Committee.

        III. Changes to Certain Employment Arrangements.

        A. Donald G. Barnhart’s prior employment agreement was superseded by an Agreement Regarding Basic Terms of Employment (the “Superseding Employment Agreement”), pursuant to which Mr. Barnhart will serve the Company as Senior Vice President, Accounting, at a base annual salary of $185,000. The Superseding Employment Agreement provides that Mr. Barnhart will serve on an at will basis, without a specific term of employment. He will be eligible to receive a bonus, and will receive an option grant of 70,000 shares. The options will vest at the rate of one-forty-eighth of such shares per month, provided Mr. Barnhart remains employed with the Company on each vesting date. If Mr. Barnhart’s employment is terminated without Cause or for Good Reason (in each case as defined in the Superseding Employment Agreement), Mr. Barnhart will be entitled to receive 12 months severance.

        B. Jesse Odom’s prior employment agreement was superseded by an Agreement Regarding Basic Terms of Employment (the “Second Superseding Employment Agreement”), pursuant to which Mr. Odom will serve the Company as Senior Vice President, Technology, at a base annual salary of $200,000. The Second Superseding Employment Agreement provides that Mr. Odom will serve on an at will basis, without a specific term of employment. He will be eligible to receive a bonus, and will receive an option grant of 100,000 shares. The options will vest at the rate of one-forty-eighth of such shares per month, provided Mr. Odom remains employed with the Company on each vesting date. If Mr. Odom’s employment is terminated without Cause or for Good Reason (in each case as defined in the Superseding Employment Agreement), Mr. Odom will be entitled to receive 12 months severance.

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

        Pursuant to the terms of the Merger Agreement with Hands On and the Amended and Restated Stock Purchase Agreement with Clearlake, upon the closings described above, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware (the “New Charter”). As described in the Company’s proxy materials for its 2007 annual meeting, the New Charter:

•	increases the number of authorized shares of the Company’s preferred stock and Series A Preferred Stock,
•	decreases the number of authorized shares of the Company’s common stock,
•	removes the provisions creating and maintaining a classified board of directors,
•	results in GoAmerica’s opting out of Section 203 of the General Corporation Law of the State of Delaware regarding restrictions on the Company engaging in business combinations with interested stockholders,
•	authorizes the holders of the Series A Preferred Stock to appoint two directors to the Company’s board,
•	provides for automatic conversion of the Series A Preferred Stock to common stock if the sale of GoAmerica common stock yields $50 million or more in gross proceeds in an underwritten public offering and the average closing price of the common stock is $15.00 or more per share over a 90-day period, and
•	provides for a reduction in the rate of dividends payable on the Series A Preferred Stock from 8% per year to 3% per year if the average closing price of the common stock is $20.00 or more per share over a 90-day period at any time one year or more after completion of the Hands On merger.

        The Company also amended its By-laws in connection with the closings described above to delete the provisions providing for a staggered board of directors.

        The New Charter and Amended and Restated By-laws are filed with this Current Report on Form 8-K as Exhibits 3.1 and 3.2.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Form 8-K no later than 71 days after the date that this initial report must be filed.

(b)	Pro Forma Financial Information. The pro forma financial information required by this Item 9.01(b) has not been included with this filing and will be filed by amendment to this Form 8-K no later than 71 days after the date that this initial report must be filed.

(d)	Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit 3.1	GoAmerica, Inc.’s Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on January 10, 2008.

Exhibit 3.2	GoAmerica, Inc.’s Amended and Restated By-laws (as amended and restated through January 8, 2008).

Exhibit 10.1	First Lien Credit Agreement

Exhibit 10.2	Second Lien Credit Agreement

Exhibit 10.3	First Lien Guaranty and Security Agreement

Exhibit 10.4	Second Lien Guaranty and Security Agreement

Exhibit 10.5	Intercreditor Agreement

Exhibit 10.6	Amended and Restated Investor Rights Agreement

Exhibit 10.7	Lock-up and Registration Rights Agreement

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOAMERICA, INC.

By: /s/ Donald G. Barnhart Donald G. Barnhart, Senior Vice President

Dated: January 15, 2008

EXHIBIT INDEX

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
Exhibit 3.1	GoAmerica, Inc.’s Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on January 10, 2008.

Exhibit 3.2	GoAmerica, Inc.’s Amended and Restated By-laws (as amended and restated through January 8, 2008).

Exhibit 10.1	First Lien Credit Agreement

Exhibit 10.2	Second Lien Credit Agreement

Exhibit 10.3	First Lien Guaranty and Security Agreement

Exhibit 10.4	Second Lien Guaranty and Security Agreement

Exhibit 10.5	Intercreditor Agreement

Exhibit 10.6	Amended and Restated Investor Rights Agreement

Exhibit 10.7	Lock-up and Registration Rights Agreement